UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We made an offer of employment to S. Ray Hatch to be our President and Chief Executive Officer and he accepted on January 4, 2016. Mr. Hatch will also be joining our Board of Directors. He will begin his full time employment with our company on February 1, 2016. At that time, Michael F. Golden will step down from his role as our Interim Chief Executive Officer. Mr. Golden will remain a member of our Board of Directors.

Mr. Hatch, age 55, served as President of Merchants Market Group, LLC, an international foodservice distribution company, from February 2014 to January 2016. From June 2008 to January 2014, Mr. Hatch served in various roles with Oakleaf Waste Management, a provider of waste outsourcing that was acquired by Waste Management, including as Executive Vice President and Chief Operating Officer of Greenleaf Equipment from May 2010 to January 2014 and Senior Vice President Regional Sales from June 2008 to May 2010. From July 2003 to October 2007, Mr. Hatch served in various positions with Food Services of America, a wholesale food distributor, including as Senior Vice President of Sales and Marketing and Chief Marketing Officer from August 2005 to October 2007 and Executive Vice President – Western Washington Group from July 2003 to August 2005. Mr. Hatch served as Division President of U.S. Foodservice (formerly, Alliant Foodservice), a foodservice distributor, from January 1999 to July 2003.

In connection with the appointment of Mr. Hatch as our President and Chief Executive Officer, Mr. Hatch will receive an annual base salary of $300,000 and will be eligible for an annual bonus as established by our Compensation Committee, with a minimum guaranteed bonus for 2016 of $100,000, which shall be payable upon his completion of 12 months of service with our company. In addition, Mr. Hatch was granted employment inducement options to purchase 2,000,000 shares of our common stock, which will vest yearly over a period of five years. The options have an exercise price of $0.68. Mr. Hatch will also receive a car allowance of $800 per month, temporary housing for a period of 90 days, and reimbursement for reasonable moving expenses.

We entered into a severance and change in control agreement with Mr. Hatch on January 7, 2016. If we terminate Mr. Hatch’s employment for any reason other than for good cause (as defined in the agreement) or if Mr. Hatch voluntarily terminates his employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Mr. Hatch his salary for a period of 18 months following the effective date of such termination and (b) we will pay Mr. Hatch, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Mr. Hatch pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.

The agreement further provides that, in the event of a change in control of our company (as defined in the agreement), Mr. Hatch has the option to terminate his employment with us, unless (i) the provisions of the agreement remain in full force and effect as to Mr. Hatch and (ii) he suffers no reduction in his status, authority, or base salary following the change in control, provided that Mr. Hatch will be considered to suffer a reduction in his status, authority, or base salary, only if, after the change in control, (A) he is not the President and Chief Executive Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, the Nasdaq Stock Market, or the NYSE MKT), (C) such company in any material respect reduces Mr. Hatch’s status, authority, or base salary, or (D) as a result of the change in control, Mr. Hatch is required to relocate his principal place of business more than 50 miles from The Colony, Texas (or surrounding areas). If Mr. Hatch terminates his employment with us following a change in control or if we terminate his employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Mr. Hatch’s base salary for a period of 18 months following the effective date of such termination, (B) we will pay Mr. Hatch an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, (C) all unvested stock options held by Mr. Hatch in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested restricted stock units granted after the date hereof held by Mr. Hatch in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The agreement also contains a provision that prohibits Mr. Hatch from competing with our company for a period of 18 months following the termination of his employment with our company for any reason. The agreement further contains a provision that prohibits Mr. Hatch from soliciting or hiring any of our employees for a period of 24 months following the termination of his employment with our company for any reason.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the severance and change in control agreement, which is attached hereto as Exhibit 10.23 and is hereby incorporated by reference into this Item 5.02.

There are no other arrangements or understandings pursuant to which Mr. Hatch was appointed President and Chief Executive Officer. There are no family relationships among any of our directors, executive officers, and Mr. Hatch. There are no related party transactions between us and Mr. Hatch reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

10.23	Severance and Change in Control Agreement, dated as of January 7, 2016, by and between Quest Resource Holding Corporation and S. Ray Hatch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2016	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.23	Severance and Change in Control Agreement, dated as of January 7, 2016, by and between Quest Resource Holding Corporation and S. Ray Hatch